UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 6, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Operating Services Agreement
On October 6, 2008, Del Monte Corporation, a wholly-owned subsidiary of Del Monte Foods Company, entered into an Operating Services Agreement with Starkist Co. (“Starkist Co.”) as contemplated by the Purchase Agreement dated June 29, 2008 (the “Purchase Agreement”) by and among Del Monte Corporation, Dongwon Enterprise Co., Ltd. (“Dongwon Enterprise”), Dongwon Industries Co., Ltd. (“Dongwon Industries”), Dongwon F&B Co., Ltd. (“Dongwon F&B”, and together with Dongwon Enterprise and Dongwon Industries, “Dongwon”), Starkist Co., and Starkist Samoa Co. (“Acquisition Sub”).
The Operating Services Agreement supports the continued operations of the business of manufacturing, marketing, selling and distributing StarKist brand products and private label seafood products (the “Business”) purchased by Starkist Co. pursuant to the Purchase Agreement. Under the terms of the Operating Services Agreement, Del Monte Corporation will provide various operational services, such as warehousing, distribution, transportation, sales, IT, and administration to Starkist Co. for a period of 24 months from the date of the agreement. The Operating Services Agreement contains customary representations and indemnification provisions, and effectively provides a termination right to Starkist Co. in the event that Del Monte Corporation fails to meet required service levels for certain specified periods.
This description of the Operating Services Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Operating Services Agreement, a copy of which (in redacted form subject to a confidential treatment request being submitted to the Securities and Exchange Commission) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Impress Supply Agreement
As contemplated by the Purchase Agreement, on October 6, 2008, Del Monte Corporation entered into a Bifurcation and Partial Assignment and Assumption Agreement (“Bifurcation Agreement”) with Impress Group, B.V., a Dutch Corporation (“Impress”) and Starkist Co. to bifurcate and assign to Starkist Co. specified rights and obligations under the Amended and Restated Supply Agreement between Impress and Del Monte Corporation dated as of January 23, 2008 (the “Supply Agreement”).
The Supply Agreement amended and extended the term of the Supply Agreement between Impress Metal Packaging Holdings, B.V. and H.J. Heinz Company dated as of August 13, 2000 which was assigned to Del Monte Corporation by Heinz in connection with Del Monte Foods Company’s December 20, 2002 acquisition of certain former Heinz businesses (as theretofore amended, the “Original Agreement”). The Original Agreement was scheduled to expire in accordance with its terms on August 14, 2010.

The Supply Agreement, which was effective as of January 1, 2008, provides Impress with the exclusive right, subject to specified exceptions, to supply metal cans and ends for Del Monte Corporation’s pet and seafood businesses at the facilities identified in the Supply Agreement until December 31, 2015. The Supply Agreement provides for certain minimum volume purchase requirements and guaranteed minimum financial returns to Impress until August 14, 2010 (the scheduled expiration of the Original Agreement), but does not include such minimum volume purchase requirements or guaranteed minimum financial returns after such date. Impress, as the sole supplier of cans and ends to these Del Monte Corporation facilities, is required to maintain a specified minimum capacity to supply such cans and ends. In addition, under the terms of the Supply Agreement, Del Monte Corporation may be required in some circumstances to reimburse Impress for expenses incurred for plant shutdown or relocation as well as capital investments for the development of new products.
The Bifurcation Agreement, which was effective as of October 6, 2008, provides for the bifurcation of the Supply Agreement to assign all of Del Monte Corporation’s rights and obligations relating to the seafood business to Starkist Co. in accordance with the terms and conditions of the Purchase Agreement. The Bifurcation Agreement provides for the allocation of rights and obligations contained in the Supply Agreement between the pet food business that continues to be operated by Del Monte Corporation and the Business now operated by Starkist Co. with respect to the minimum purchase requirements, minimum financial returns to Impress, Del Monte facilities and intellectual property (including facilities sold or leased to Starkist Co. and intellectual property licensed for use by Starkist Co.) and other provisions. Pursuant to the terms of the Bifurcation Agreement, Del Monte Corporation waives all rights and disclaims all liabilities relating to the seafood business that are assigned to and assumed by Starkist Co.
This description of the Bifurcation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Bifurcation Agreement, a copy of which (in redacted form subject to a confidential treatment request being submitted to the Securities and Exchange Commission) is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Neither Del Monte Foods Company nor any of its affiliates have any material relationship with Starkist Co., or any of its directors, officers or affiliates other than in connection with the Purchase Agreement or as otherwise described herein.
Section 2 — Financial Information
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
In accordance with the terms of the Credit Agreement dated as of February 8, 2005, as amended January 20, 2006, May 19, 2006, August 15, 2006 and April 25, 2008 (the “Credit Agreement”), among Del Monte Corporation, a wholly-owned subsidiary of Del Monte Foods Company, as borrower, Del Monte Foods Company and certain lender parties, Del Monte Corporation is required to make a mandatory prepayment of indebtedness incurred under the Credit Agreement in the amount of 100% of the Net Cash Proceeds (as defined in the Credit Agreement) received upon the consummation of certain major asset dispositions. Such major asset dispositions are defined in the Credit Agreement to include dispositions involving Net Cash Proceeds in excess of $100 million that are consummated pursuant to a definitive agreement entered into by Del Monte Foods Company or any of its subsidiaries, including Del Monte Corporation, on or after April 1, 2008 but prior to December 31, 2008. Such prepayment is required to be made substantially contemporaneously with the consummation of the applicable major disposition.
The sale of the Business on October 6, 2008 pursuant to the Purchase Agreement (as both such terms are defined in Item 1.01 above) qualifies as such a major disposition under the Credit Agreement. The amount of the applicable mandatory prepayment made by Del Monte Corporation as a result of the sale of the Business was approximately $300 million. The remaining balance, net of this prepayment, of the Term Loans under the Credit Agreement (approximately $878 million), remains outstanding in accordance with the terms thereof. In addition to the Term Loans, Del Monte Corporation has a revolving credit facility under the Credit Agreement which was unaffected by this prepayment.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Description

†10.1	Operating Services Agreement between Starkist Co. and Del Monte Corporation, dated as of October 6, 2008

†10.2	Bifurcation and Partial Assignment and Assumption Agreement among Del Monte Corporation, Impress Group, B.V. and Starkist Co. effective as of October 6, 2008

†	Confidential treatment has been requested as to portions of the exhibit

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: October 9, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

†10.1	Operating Services Agreement between Starkist Co. and Del Monte Corporation, dated as of October 6, 2008

†10.2	Bifurcation and Partial Assignment and Assumption Agreement among Del Monte Corporation, Impress Group, B.V. and Starkist Co. effective as of October 6, 2008

†	Confidential treatment has been requested as to portions of the exhibit